                                 EXHIBIT 23.2


                              CONSENT OF COUNSEL

         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in the Prospectus constituting part of this Registration Statement.


                            /S/ DUNN SWAN & CUNNINGHAM
                            A Professional Corporation

Oklahoma City, Oklahoma
November 15, 1999